Exhibit 3.191

ARTICLES OF INCORPORATION

OF

SOUTHWEST AMBULANCE OF CASA GRANDE, INC.

We, the undersigned, voluntarily associate ourselves to form a corporation under the laws of the State of Arizona and adopt the following Articles of Incorporation:

ARTICLE I

NAME

The name of the corporation is: SOUTHWEST AMBULANCE OF CASA GRANDE, INC.

ARTICLE II

PURPOSE AND INITIAL BUSINESS

The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona.

The initial business shall be to provide emergency medical services to individuals and organizations in the area of Casa Grande, Arizona.

ARTICLE III

AUTHORIZED CAPITAL

The corporation shall have the authority to issue one million shares of common stock at one ($ 1.00) dollar par value.

Any portion of the capital stock may be issued in payment for real or personal property, rights to or interests in property, services or any thing of value to the corporation. When issued the shares shall be fully paid as if paid in cash at par. In the absence of fraud, the Directors shall be the sole judge of the value of the property, services, right or thing acquired for the shares. The shares of this corporation shall be non-assessable.

ARTICLE IV

PREEMPTIVE RIGHTS

Shareholders of the common stock of this corporation shall have preemptive rights as to common stock whenever it is authorized to be issued, including the right of treasury stock, unless they have waived or forfeited their right of preemption.

No resolution of the Board of Directors authorizing the issuance of stock to which preemptive rights shall attach may require such rights to be exercised within less than thirty (30) days.

ARTICLE V

STATUTORY AGENT

The name and address of the initial statutory agent of the corporation is: Robert A. L’Ecuyer, Attorney at law, 3933 East LaSalle, Phoenix, Arizona 85040.

ARTICLE VI

KNOWN PLACE OF BUSINESS

The known place of business of the corporation shall be: 3933 East LaSalle, Phoenix, Arizona 85040

ARTICLE VII

INCORPORATORS AND INITIAL BOARD OF DIRECTORS

The name of the persons who shall serve as incorporators and the initial two member Board of Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are: Barry Landon, 3933 E. LaSalle, Phoenix, Arizona 85040; Robert A. L’Ecuyer, 3933 E. LaSalle, Phoenix, Arizona 85040.

ARTICLE VIII

DISTRIBUTIONS FROM CAPITAL SURPLUS

The Board of Directors of the corporation may distribute a portion of its assets, in cash or in property, to its shareholders on a pro rata basis out of the capital surplus of the corporation.

ARTICLE IX

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Subject to the by-laws of the corporation, the corporation shall indemnify any person who incurs expenses by reason of the fact he or she is or was an officer, director, employee or agent of the corporation. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

ARTICLE X

REPURCHASE OF SHARES

The corporation may purchase its own shares to the extent of its unreserved and unrestricted earned and capital surplus.

ARTICLE XI

LIMITATION OF LIABILITY

The private property of shareholders, directors and officers of this corporation shall be exempt from the debts and obligations of the corporation to the maximum extent provided by law.

Dated and signed this 17th day of March 1992

/s/ Barry Landon
Barry Landon, Incorporator

/s/ Robert A. L’Ecuyer
Robert A. L’Ecuyer, Incorporator

STATE OF ARIZONA	)
: SS.
County of Maricopa	)

The foregoing Articles of Incorporation were signed and acknowledged before me 17th day of March 1992 by Barry Landon and Robert A. L’Ecuyer.

/s/ Marjorie A. West
Notary Public

My Commission Expires:

Sept. 26, 1992

CONSENT OF STATUTORY AGENT

I, Robert A. L’Ecuyer, designated to act as statutory agent, consent to act in that capacity until removal or resignation is submitted as provided by law.

/s/ Robert A. L’Ecuyer
Robert A. L’Ecuyer

FIRST AMENDED AND RESTATED BYLAWS

OF

SOUTHWEST AMBULANCE OF CASA GRANDE INC.

an Arizona corporation

Dated as of June 30, 1997

FIRST AMENDED & RESTATED BYLAWS

OF

SOUTHWEST AMBULANCE OF CASA GRANDE, INC.

ARTICLE I

Definitions

The following definitions shall apply to these Bylaws:

Section 1.1 Arizona Business Corporation Act and BCA. Arizona Business Corporation Act and BCA mean Title 10, Chapters 1 through 17, inclusive, of the Arizona Revised Statutes, as amended from time to time.

Section 1.2 Business Day. Business Day means a day that is not a Saturday, Sunday or other legal holiday in the State of Arizona.

Section 1.3 Corporation. Corporation means Southwest Ambulance of Casa Grande, Inc.

ARTICLE II

Notice

Section 2.1 Form. Notice must be in writing unless oral notice is reasonable under the circumstances. Oral notice is not permitted if written notice is required under the BCA.

Section 2.2 Method. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published or by radio, television or other form of public broadcast communication.

Section 2.3 Shareholder Notices. Written notice to the shareholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.

Section 2.4 Effective Written Notice. Except as provided in Section 2.3 hereof, written notice, if in a comprehensible form, is effective at the earliest of the following:

(a) When received.

(b) Five (5) days after its deposit in the United States mail as evidenced by the postmark, if mailed postpaid and correctly addressed.

(c) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and if the receipt is signed by or on behalf of the addressee.

Section 2.5 Effective Oral Notice. When permitted, oral notice is effective when communicated if communicated in a comprehensible manner.

ARTICLE III

Office and Agent

Section 3.1 Place of Business and Agent. The Corporation shall continuously maintain in the State of Arizona both a known place of business that may be the address of its statutory agent, and a statutory agent.

Section 3.2 Other Offices. The Corporation may also have offices at other places within or without the State of Arizona.

ARTICLE IV

Shares

Section 4.1 Subscription for Shares. The board of directors may determine the payment terms of subscriptions for shares, unless the subscription agreement specifies them. A subscription for shares is not enforceable unless it is in writing and signed by the person to be charged or the person’s agent.

Section 4.2 Consideration. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation including cash, services performed or other securities of the Corporation, except that neither promissory notes nor future services constitute valid consideration. Before the Corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. A certificate shall not be issued for any share until such share is fully paid.

Section 4.3 Certificates. Shares may be (but upon authorization by the board of directors need not be) represented by certificates. Unless the BCA or another Arizona statute expressly provides otherwise, the rights and obligations of the shareholders are identical whether or not their shares are represented by certificates.

Section 4.4 Execution of Certificates. Each share certificate shall be signed either manually or in facsimile by the president and secretary or such other officer or officers designated by the board of directors.

Section 4.5 Shares without Certificates. Every holder of uncertificated shares, on request to the Corporation, is entitled to receive a certificate that complies with the requirements in the BCA. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of all of the information required by the BCA to appear on certificates.

Section 4.6 Transfers. Transfers of shares of the Corporation by the registered owner thereof, or by the registered owner’s agent, shall be made on the books of the Corporation on surrender of the share certificate(s), if any, properly endorsed.

Section 4.7 Lost, Destroyed, Mutilated or Stolen Certificates. The holder of any share certificate(s) of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation or theft of the share certificate(s) therefor, and the board of directors may, in its discretion, cause a new share certificate or certificates to be issued to such holder in case of mutilation of the share certificate, upon the surrender of the mutilated share certificate, or, in case of loss, destruction or theft of the share certificate, upon satisfactory proof of such loss, destruction or theft, and, if the board of directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in such form and in such sum, and with such surety or sureties, as the board of directors may direct.

Section 4.8 Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents and one or more registrars, and may require all share certificates to bear the signature or signatures of any of them.

ARTICLE V

Distributions to Shareholders

Section 5.1 Authorization. The board of directors may authorize and the Corporation may make distributions to the shareholders subject to restriction by the BCA.

Section 5.2 Record Date. If the board of directors does not fix the record date for determining shareholders entitled to a distribution, other than one involving any purchase, redemption or other acquisition of the Corporation’s shares, it is the date the board of directors authorizes the distribution.

ARTICLE VI

Shareholders

Section 6.1 Annual Meetings.

(a) The board of directors may determine the date, time and place of the annual meetings of the shareholders. The annual meetings may be held in or out of the State of Arizona. If no such date, time and place is fixed by the board of directors, the annual meeting for any calendar year shall be held on the first day of April of each calendar year at 10:00 a.m. at the Corporation’s known place of business. If that day is not a Business Day, the meeting shall be held on the next succeeding Business Day.

(b) At each annual meeting of shareholders, the shareholders entitled to vote shall elect such directors and transact such business as may properly be brought before the meeting.

Section 6.2 Special Meetings.

(a) The Corporation shall hold a special meeting of shareholders on the call of (i) the board of directors, (ii) the president, (iii) the holders of not fewer than twenty percent (20%) of all the shares entitled to vote at the meeting, or (iv) such other person or persons authorized in these Bylaws, the BCA or any other Arizona statute.

(b) The person or persons calling for a special shareholders’ meeting shall deliver a demand for a special shareholders’ meeting to the Corporation’s secretary. Within thirty (30) days after the date the demand for a special shareholders’ meeting is delivered to the Corporation’s secretary, the Corporation shall determine the date, time and place of the special shareholders’ meeting and shall give notice of the special shareholders’ meeting in accordance with these Bylaws. Special shareholders’ meetings may be held in or out of the State of Arizona.

(c) Only business within the purpose or purposes described in the meeting notice required by Section 6.4 hereof may be conducted at a special shareholders’ meeting.

Section 6.3 Consent of Shareholders in Lieu of Meeting.

(a) Action required or permitted by the BCA to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this Section has the effect of a meeting vote.

(b) If not otherwise fixed in accordance with Section 6.5 hereof or by the BCA, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent.

(c) Unless otherwise specified in the consent or consents, the action is effective on the date that the last shareholder signs the consent or consents. Any shareholder may revoke its consent by delivering a signed revocation of the consent to the president or secretary before the date that the last shareholder signs the consent or consents.

Section 6.4 Notice and Purpose of Meetings; Waiver.

(a) The Corporation shall notify the shareholders of the date, time and place of each annual and special shareholders’ meeting at least ten (10) but not more than sixty (60) days before the meeting date.

(b) Unless the BCA requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

(c) If not otherwise fixed in accordance with Section 6.5 hereof or by the BCA, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is the day before the effective date of the first notice to the shareholders.

(d) If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed under Section 6.5 hereof, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

(e) A shareholder may waive any notice required by the BCA or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6.5 Record Date.

(a) The board of directors of the Corporation may fix a future date as the record date. A record date fixed under this Section may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If not otherwise fixed in accordance with this Section, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting is the day before the effective date of the first notice to shareholders.

(b) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 6.6 Participation in Shareholders’ Meeting. The board of directors may permit any or all shareholders to participate in an annual or special shareholders’ meeting by or conduct the meeting through use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. If the board of directors in its sole discretion elects to permit participation by such means of communication, the notice of the meeting shall specify how a shareholder may participate in the meeting by such means of communication. The participation may be limited by the board of directors in its sole discretion to specified locations or means of communications. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 6.7 Voting Lists.

(a) After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of the shareholders who are entitled to notice of a shareholders’ meeting. The list shall show the address of and number of shares held by each shareholder.

(b) The shareholders’ list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office, the office of the Corporation’s transfer agent if specified in the meeting notice or at another place identified in the meeting notice in the city where the meeting will be held. A shareholder, its agent or its attorney on written demand may inspect and, subject to the requirements of Section 10-1602 of the BCA, may copy the list, during regular business hours and at the shareholder’s expense, during the period it is available for inspection.

(c) The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, its agent or its attorney may inspect the list at any time during the meeting or any adjournment.

(d) Refusal or failure to prepare or make available the shareholders’ list does not affect the validity of action taken at the meeting.

Section 6.8 Voting.

(a) Except as otherwise provided in these Bylaws or any Arizona statute, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders’ meeting. Only shares are entitled to vote.

(b) Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned directly or indirectly by another corporation, domestic or foreign, and the Corporation owns directly or indirectly a majority of the shares entitled to vote for directors of the other corporation. The foregoing sentence does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

(c) Redeemable shares are not deemed to be outstanding and are not entitled to vote after notice of redemption is mailed to the holders and an amount sufficient to redeem the shares has been deposited with any bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the certificates representing the shares, in the case of certificated shares.

Section 6.9 Proxies.

(a) A shareholder may vote its shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for it by signing an appointment form, either personally or by its attorney-in-fact.

(b) An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless a different period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 6.10 Quorum, Manner of Acting and Adjournment.

(a) Unless otherwise provided in the articles of incorporation or the BCA, a majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter.

(b) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

(c) If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the BCA requires a greater number of affirmative votes.

(d) A majority of the votes then present and entitled to be cast is sufficient in all cases to adjourn a meeting to another date, time and place.

Section 6.11 Voting for Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. At each election for directors, the shareholders are entitled to cumulate their votes by multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates.

Section 6.12 Presiding Officer. Meetings of the shareholders shall be presided over by the person selected by the board of directors, or if the board of directors does not select such a person then by the chairman of the board of directors, if there is one, or by the vice chairman of the board of directors, if there is one, or by the president, or by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy, in that order. The person selected by the board of directors, or if the board of directors does not select such a person then the secretary of the Corporation, or, in the secretary’s absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the presiding officer shall choose any person present to act as recording secretary of the meeting.

ARTICLE VII

Board of Directors

Section 7.1 Powers. The Corporation shall have a board of directors. All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation shall be managed under the direction of the board of directors, subject to any limitation set forth in an agreement authorized under Section 10-732 of the BCA.

Section 7.2 Number and Qualification. The board of directors shall consist of such number of directors, not fewer than one (1) nor more than fifteen (15), as may be determined from time to time by the shareholders or the board of directors. All directors of the Corporation shall be natural persons of at least eighteen (18) years of age, and need not be residents of the State of Arizona or shareholders of the Corporation.

Section 7.3 Terms. The terms of all directors expire at the annual shareholders’ meeting following their election. A decrease in the number of directors does not shorten the term of any incumbent director. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. Despite the expiration of a director’s term, a director shall continue to hold office until the director’s successor is elected and qualifies, until the director’s resignation or removal or (subject to the second sentence of this Section) until there is a decrease in the number of directors.

Section 7.4 Resignations. A director may resign at any time by delivering written notice to the board of directors, its chairman, or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. The acceptance of a resignation is not necessary to make it effective.

Section 7.5 Removal. The shareholders may remove one or more directors with or without cause. If less than the entire board of directors is to be removed, a director shall not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal. A director may be removed by the shareholders only at a meeting, and the meeting notice shall state that the purpose or one of the purposes of the meeting is removal of the director.

Section 7.6 Vacancies.

(a) If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, either the shareholders may fill the vacancy or the board of directors may fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the board of directors, they may fill the vacancy by the affirmative vote of a majority of all of the directors remaining in office.

(b) A vacancy that will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

(c) If at any time by reason of death or resignation or other cause the Corporation has no directors in office, any officer or any shareholder may call a special meeting of shareholders.

Section 7.7 Meetings.

(a) The board of directors may hold regular or special meetings in or out of the State of Arizona.

(b) The board of directors may permit any or all directors to participate in a regular or special meeting by or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(c) Meetings of the board of directors shall be presided over by the chairman of the board, if there is one, or by the vice chairman of the board, if there is one, or by a chairman to be chosen by a majority of the board of directors at the meeting, in that order. The presiding officer shall choose any person present to act as recording secretary of the meeting.

(d) Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors.

(e) Special meetings of the board of directors shall be held whenever called by the chairman of the board, the president or two or more of the directors.

Section 7.8 Action by Directors Without Meeting.

(a) Action required or permitted to be taken at a directors’ meeting may be taken without a meeting if the action is taken by all of the directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. A consent signed under this Section has the effect of a meeting vote.

(b) Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date. Any director may revoke a consent by delivering a signed revocation of the consent to the president or secretary before the date the last director signs the consent or consents.

Section 7.9 Notice. Regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of board of directors shall be preceded by at least two (2) days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting.

Section 7.10 Waiver of Notice. A director may waive any notice required by the BCA or these Bylaws before or after the date and time stated in the notice. Except as in the case of attendance at or participation in a meeting, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting or promptly on the director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 7.11 Quorum and Voting.

(a) A quorum of board of directors consists of a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors unless these Bylaws require the vote of a greater number of directors.

(b) A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless either (i) the director objects at the beginning of the meeting or promptly on the director’s arrival to holding it or transacting business at the meeting, (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation before 5:00 p.m. on the next Business Day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 7.12 Committees.

(a) The board of directors may create one or more committees and may appoint members of the board of directors to serve on them. Each committee shall have one (1) or more members, and each member of a committee shall serve at the pleasure of the board of directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken. The board of directors may designate one (1) or more directors as alternate members of any committee who may replace any absent member at any meeting of the committee.

(b) Subject to the limitations set forth in paragraph (c) of this Section 7.12, each committee may exercise the authority of the board of directors to the extent specified by the board of directors.

(c) A committee shall not take any of the following actions:

(i) Authorize distributions;

(ii) Approve or submit to shareholders any action that requires shareholder approval;

(iii) Fill vacancies on the board of directors or on any of its committees;

(iv) Amend the articles of incorporation;

(v) Adopt, amend or repeal these Bylaws;

(vi) Approve a plan of merger not requiring shareholder approval;

(vii) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors;

(viii) Authorize or approve the issuance, sale or contract for sale of shares except that the board of directors may authorize a committee or an executive officer of the Corporation to do so within limits specifically prescribed by the board of directors; or

(ix) Fix the compensation of directors for serving on the board of directors or any committee of the board of directors.

(d) Sections 7.7, 7.8, 7.9, 7.10 and 7.11 shall apply to committees and their members.

Section 7.13 Compensation. Directors, and members of any committee of the board of directors, shall be entitled to such reasonable compensation for, and reimbursement for reasonable expenses incurred in connection with, their services as directors and members of any such committee as may be approved from time to time by the board of directors. Any director or member of any committee of the board of directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 7.14 General Standards for Directors. A director’s duties, including duties as a member of a committee, shall be discharged (a) in good faith, (b) with the care an ordinary prudent person in a like position would exercise under similar circumstances, and (c) in a manner the director reasonably believes to be in the best interests of the Corporation.

ARTICLE VIII

Officers

Section 8.1 Number, Qualifications and Designation. The officers of the Corporation shall be appointed by the board of directors. The same individual may simultaneously hold more than one office in the Corporation. Officers may, but need not, be directors or shareholders of the Corporation.

Section 8.2 Term. An officer shall hold office until that officer’s successor is duly elected and qualified, or until the earlier of such officer’s death, resignation or removal. The appointment of an officer does not itself create contract rights.

Section 8.3 Duties of Officers. Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers.

Section 8.4. Standards of Conduct for Officers. An officer’s duties shall be discharged (a) in good faith, (b) with the care an ordinary prudent person in a like position would exercise under similar circumstances, and (c) in a manner the officer reasonably believes to be in the best interests of the Corporation.

Section 8.5 The Chairman and Vice Chairman of the Board. The board of directors may appoint a Chairman and a Vice Chairman of the Board. The Chairman of the Board, or in the Chairman’s absence, the Vice Chairman of the Board, shall perform such duties as may be assigned in these Bylaws and shall perform such other duties as may from time to time be requested by the board of directors. The Chairman and Vice Chairman of the Board must be directors, and be considered officers of the Corporation unless the board of directors specifically determines otherwise at the time of appointment.

Section 8.6 The President. The board of directors shall appoint a president. The president shall have general supervision over the business and operations of the Corporation and shall perform all duties incident to the office of president, subject to the control of the board of directors. The president may sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other proper instruments, except in cases where the board of directors or these Bylaws delegate to, or authorize the signing and execution thereof by, some other officer or agent of the Corporation.

Section 8.7 The Vice Presidents. The board of directors may appoint a vice president or vice presidents. Vice presidents shall perform all duties incident to the office of vice president (individuals who are appointed vice president of a certain area or department, such as vice president of marketing, shall perform only those duties incident to such area or department) and such other duties as from time to time may be assigned to them by the board of directors or the president.

Section 8.8 The Secretary. The board of directors shall appoint a secretary. Unless the board of directors or president determines otherwise, the secretary shall (a) to the extent possible attend all meetings of the shareholders and the board of directors, (b) to the extent possible, record all the votes of the shareholders and the directors and prepare the minutes of the meetings of the shareholders, the board of directors and committees of the board of directors in a book or books to be kept for that purpose, (c) see that notices are given and records and reports are properly kept and filed by the Corporation as required by law, (d) authenticate records of the Corporation, and, in general, (e) perform all duties incident to the office of secretary, and such other duties as from time to time may be assigned by the board of directors or the president.

Section 8.9 The Treasurer. The board of directors shall appoint a treasurer. Unless the board of directors or president determines otherwise, the treasurer shall (a) have or provide for the custody of the funds and other property of the Corporation and keep accurate records thereof, (b) collect and receive or provide for the collection and receipt of monies earned by or in any manner due to or received by the Corporation, (c) whenever so requested by the board of directors, render an accounting showing the transactions accounted for as treasurer and the financial condition of the Corporation, and, in general, (d) perform all duties incident to the office of treasurer, and such other duties as from time to time may be assigned by the board of directors or the president.

Section 8.10 Other Officers. The board of directors may appoint such other officers as the business of the Corporation may require.

Section 8.11 Resignations. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. If a resignation is made effective at a later date or event and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.

Section 8.12 Removal. The board of directors may remove an officer at any time with or without cause. An officer’s removal does not affect the officer’s contract rights, if any, with the Corporation.

Section 8.13 Vacancies. A vacancy in any office shall be filled by the board of directors.

Section 8.14 Compensation. The compensation of the officers appointed by the board of directors may be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board of directors. No officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

ARTICLE IX

Miscellaneous

Section 9.1 Corporate Seal. The Corporation may have a corporate seal in the form approved by the board of directors. Nothing in these Bylaws shall require the impression of a corporate seal to establish the validity of any document executed on behalf of the Corporation.

Section 9.2 Contracts. The board of directors may authorize any person to enter into any contract or to execute or deliver any instrument for or on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 9.3 Financial Statements.

(a) The Corporation shall furnish to its shareholders annual financial statements that may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, and that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in shareholders’ equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis. If the annual financial statements are reported on by a certified public accountant, that report must accompany them. If the annual financial statements are not reported on by a certified public accountant, the financial statements shall be accompanied by a statement of the president or the person responsible for the Corporation’s accounting records:

(i) Stating that person’s reasonable belief whether such financial statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(ii) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The Corporation shall mail the annual financial statements to each shareholder within one hundred and twenty (120) days after the close of each fiscal year. On written request from a shareholder the Corporation shall mail that shareholder the latest annual financial statements.

Section 9.4 Corporate Records.

(a) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation.

(b) The Corporation shall maintain appropriate accounting records.

(c) The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders and in alphabetical order by class of shares showing the number and class of shares held by each.

(d) The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(e) The Corporation shall keep a copy of all of the following records at its known place of business:

(i) The articles or restated articles of incorporation and all amendments to them currently in effect;

(ii) These Bylaws or restated bylaws and all amendments to them currently in effect;

(iii) Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(iv) The minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the past three (3) years;

(v) All written communications to shareholders generally within the past three (3) years, including financial statements furnished for the past three (3) years under Section 9.3 above;

(vi) A list of the names and business addresses of the Corporation’s current directors and officers;

(vii) The most recent annual report delivered to the Arizona Corporation Commission; and

(viii) Any agreement among shareholders pursuant to Section 10-732 of the BCA.

Section 9.5 Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other entities in which the Corporation may hold securities. At such meeting the president shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The board of directors from time to time may confer similar powers upon any other person or persons.

Section 9.6 Amendment of Bylaws.

(a) The Corporation’s board of directors may amend or repeal these Bylaws unless either (i) the BCA reserves this power exclusively to the shareholders in whole or part, or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

(b) The Corporation’s shareholders may amend or repeal these Bylaws even though these Bylaws may also be amended or repealed by the board of directors.

CERTIFICATION

I hereby certify that the foregoing Bylaws were duly adopted by the board of directors of the Corporation as of the 30th day of June, 1997.

Steven M. Lee, Secretary

BY-LAWS

OF

SOUTHWEST AMBULANCE OF CASA GRANDE, INC.

SECTION		PAGE

IV	OFFICERS	4
4.01	Titles and Qualifications	4
4.02	Compensation	5
4.03	Term and Removal from Office	5
4.04	Powers and Duties of Chairman and President	5
4.05	Powers and Duties of Vice President	5
4.06	Powers and Duties of Secretary	5
4.07	Powers and Duties of Treasurer	5

V	VACANCIES	5
5.01	Office of an Officer	5
5.02	Board of Directors	6

VI	CORPORATE DIRECTORS	6
6.01	Location	6
6.02	Examination by Shareholders	6

VII	CAPITAL STOCK	6
7.01	Share Certificates	6
7.02	Lost or Destroyed Certificates
7.03	Ownership and Transfer of Shares
7.04	Restriction on Transfer of Stock
7.05	Endorsement of Stock Certificates
7.06	Dividends

VIII	MISCELLANEOUS PROVISIONS
8.01	Signing of Checks, Drafts and Notes
8.02	Fiscal Year	6
8.03	Form and Service of Written Notice	6
8.04	Waiver of Notice	6

IX	SEAL	7

X	AMENDMENTS	7

	SIGNATURES

BY-LAWS

OF

SOUTHWEST AMBULANCE OF CASA GRANDE, INC.

I	CORPORATE OFFICE AND PURPOSES

1.01 Principal Office: The principal office of the corporation shall be at Phoenix, Arizona.

1.02 Other Offices: The corporation may change the principal office within the State of Arizona and may also have offices at other places within or without the state as the Board of Director (Board) may determine.

1.03 Purpose: The primary purpose of this corporation shall be to provide services and products related to medicine to individuals and organizations. All actions of the corporation shall be through its authorized representatives.

II	MEETINGS OF SHAREHOLDERS

2.01 Place of Meetings: Meetings of shareholders shall be held at the principal office of the corporation or at any other place within the state as the Board may select, provided notice or a waiver of notice of a meeting which calls for a place other than the principal office shall designate the place of the meeting.

2.02 Annual Meeting: The annual meeting of shareholders shall be on the second Saturday of December annually at a time determined by the Board for the election of Directors and the transaction of any other proper business.

2.03 Fixing of Record Date: To determine shareholders entitled to notice or to vote at any meeting of shareholders, or at any adjourned meetings of shareholders entitled to receive payment of any dividend or to determine shareholders for any other proper purpose, the Board may in advance fix a date of record. The record date may not be more than seventy (70) days and not less than ten (10) days before the date of the meeting or action. If the stock transfer books are not closed and no record date is fixed the record date shall be four o’clock in the afternoon on the day before the notice of meeting is mailed. If notice is waived for a shareholder meeting, the record date is set for the commencement of the meeting.

When a determination of a shareholder entitled to vote at any meeting of shareholders has been made as provide in the section that determination shall apply to any adjournments of that meeting.

2.04 Notice of Annual Meeting: Written notice of the annual meeting shall be delivered by the Secretary or any other officer to each shareholder entitled to vote at the address for the shareholder which appears on the corporate books not less than ten (10) nor more than fifty (50) days before the meeting date.

2.05 Failure to Call Annual Meeting: If the annual meeting is not called and held within six (6) months after the designated time any shareholder may call the meeting by notice as provided in Section 2.04 above.

2.06 Quorum: The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum of the shareholders at all meetings for the transaction of business, except as otherwise provided by the Articles of Incorporation (Articles), or by these By-Laws.

If a quorum is not present or represented by proxy those present in person or by proxy shall have the power to adjourn the meeting at any time without notice, other than an announcement of the meeting, until a quorum of shares is present.

In any meeting called for the election of Directors, those who attend a second adjourned meeting although less than a quorum shall nevertheless constitute a quorum for election of Directors provided not less than one third (1/3) of the shares entitled to vote must be present.

2.07 Votes by Proxy: At each meeting of the shareholders each shareholder entitled to vote shall have the right to vote in person or by proxy appointed by an instrument in writing subscribed by the shareholder (s) and delivered to the Secretary at the meeting.

An unrevoked proxy shall not be valid after six (6) months from the date of its execution unless a longer time is expressed in the proxy. In no event shall a proxy unless coupled with an interest be voted after one (1) year from the date of its execution.

2.08 Cumulative Voting: In all elections for Directors cumulative voting shall be allowed.

2.09 Voting by Ballot: At any election of Directors on demand by a shareholder before the voting begins the election shall be by ballot.

2.10 Unpaid Installments: No share shall be voted at any meeting if any installment owing on it is due and unpaid.

2.11 Evidence of Right to Vote: The original share ledger or transfer book or a duplicate kept in this state is primae facie evidence of the right of the person named to vote the shares listed in that name.

2.12 Judges of Election: In advance of any meeting of shareholders, the Board may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment.

If judges of election are not appointed, the Chair of the meeting may, and on request of a shareholder shall at the meeting, appoint judges.

The number of judges shall be one (1) or three (3). If appointed at a meeting at the request of a shareholder or proxies of the majority of shares present shall determine whether the number of judges shall be one (1) or three (3).

On request of the Chair of the meeting, any shareholder or proxy, the judges shall report in writing any challenge or question determined by them and execute a certification of any fact found. No person who is a candidate for office shall be a judge.

2.13 Special Meeting of Shareholders: Special meetings of shareholders maybe called at any time by the President, the Board or the holders of not fewer than one tenth (1/10) of all shares outstanding and entitled to vote.

2.14 Notice of Special Meetings of Shareholders: On request of any person or persons entitled to call of special meeting, the Secretary, or on failure of the Secretary, the person entitled to call the special meeting shall mail a written notice of the meeting postage prepaid to each shareholder entitled to vote at the address on the corporate books stating the time, place and general subject of the meeting.

Notice shall be mailed not less than ten (10) nor more than fifty (50) days prior to the meeting, unless otherwise required by law.

2.15 Limitation of Business at a Special Meeting: Business transacted at all special meetings shall be confined to the subjects stated in the notice or waiver of notice and matters which are germane to those subjects.

2.16 Order of Business: The order of business shall be as follows to the extent the Chair of the meeting deems necessary.

a.	Roll call;

b.	Proof of notice of meeting or waiver of notice;

c.	Reading of minutes of preceding meeting;

d.	Reports of Officers;

e.	Reports of Committees;

f.	Election of Directors;

g.	Old business;

h.	New business;

I.	Valuation of stock for redemption purposes.

III	DIRECTORS

3.01 Number and Qualifications: The business of this corporation shall be managed by a Board of Directors which shall consist of not less than two (2) nor more than seven (7) Directors.

3.02 Election and Term: Directors shall be elected by the shareholders at the annual meeting of shareholders. Each Director shall be elected for the term of one (1) year or until a successor is elected and qualifies.

3.03 General Power and Authority: In addition to the power and authority expressly conferred on them by the Articles and Bylaws, the Board may exercise all powers which are not required by law to be done by the shareholders.

3.04 Place of Meetings: Meetings of the Board may be held at any place within the State of Arizona as a majority of the Board may designate or as designated in the notice of meeting or the waiver of notice.

3.05 Meeting of Newly Elected Board: Each newly elected Board may meet at anyplace and time fixed by the shareholders at the meeting at which the Directors are elected. No notice shall be necessary to the newly elected Directors to legally convene the meeting, or they may meet at the time and place fixed by written consent of all Directors.

3.06 Regular Meetings of the Board. Regular meetings of the board shall be held at the place and time determined by the Board.

3.07 Special Meetings of the Board. Special meetings of the Board maybe called by the Chairman, President, Secretary or any two (2) Directors on a less than five (5) day notice to each Director personally, by mail or by telephone.

3.08 Quorum and Voting: A majority of the Directors in office is a quorum to conduct business. If a quorum is present, a majority of the Directors present has the power to act.

3.09 Compensation and Expenses of Directors: Directors shall receive no salary for their services, but by resolution of the Board a fixed sum and the expenses of attendance may be allowed for each regular or special meeting attended.

Nothing in this section shall be construed to prevent a Director from being compensated for serving the corporation in any other capacity.

3.10 Order of Business: The order of business of all Board meetings shall be as follows as deemed necessary by the Chair of the meeting:

a.	Roll call;

b.	Reading the minutes of the preceding meeting;

c.	Reports of Officers;

d.	Reports of Committees;

e.	Selection of Officers;

f.	Old business;

g.	New business.

3.11 Removal of Directors: Any or all Directors may be removed for cause by vote of the shareholders or by the Board. Directors may be removed without cause only by the shareholders.

3.12 Resignation of Directors: Directors may resign at any time by giving written notice to the Board, the Chairman, President or the Secretary. Unless otherwise specified in the notice the resignation shall take effect on receipt by the addressee. Acceptance is not necessary for the resignation to be effective.

IV	OFFICERS

4.01 Titles and Qualifications: The Board shall elect the executive officers: Chairman and Chief Executive Officer, President, Vice President, Secretary and Treasurer.

The Board may also choose other officers, prescribe their duties and set their terms. Any two (2) or more offices may be held by the same person except President and Secretary.

4.02 Compensation: The salaries of all officers of the corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary because of membership on the Board.

4.03 Term and Removal from Office: The Officers shall hold office for one (1) year or until their successors are elected and qualified. Any officer elected appointed by the Board may be removed by the Board at its discretion.

4.04 Powers and Duties of the Chairman: The Chairman shall be the Chief Executive Officer of the corporation. The Chairman shall preside at all meetings of the shareholders and the Board and shall manage the business of the corporation and administer its affairs. The Chairman shall be responsible for executing all orders and resolutions of the Board. Provided: the Board may delegate any specific powers, unless limited by law, to any other officer or officers.

4.04 Powers and Duties of the President: The President shall be the Vice Chairman of the Board. The President shall execute all bonds, mortgages, contracts and other instruments in writing requiring a seal. The President shall be an ex-officio member of all committees.

4.05 Powers and Duties of Vice President: The Vice President shall exercise the powers and perform the duties of the President in the event of a vacancy, absence or disability of the President. The Vice President shall perform other duties as directed by the Board.

4.06 Powers and Duties of Secretary: The Secretary shall keep the minutes of the shareholders’ and Directors’ meetings in the book provided for that purpose. The Secretary shall be responsible for all notices required by these By-Laws and shall be the custodian of the corporate records and the seal of the corporation.

The Secretary shall keep a register of the post office address of each shareholder as furnished to the corporation and have custody of the stock transfer book and perform all duties incident to the office of Secretary as assigned by the President and the Board.

4.07 Powers and Duties of the Treasurer: The Treasurer shall have custody of the corporate funds and securities. If required by the Board, the Treasurer shall give a bond for faithful discharge of duties in the sum and with sureties as the Board shall determine.

The Treasurer shall keep or cause to be kept full and accurate accounts for the corporation and shall disburse funds as ordered by the Board with proper records. The Treasurer shall render an account of all transactions and the financial condition of the corporation to the President and the Board whenever required.

V	VACANCIES

5.01 Office of an Officer: If the office of any officer becomes vacant for any reason, the Board may choose a successor who shall hold the office for the unexpired term.

5.02 Board of Directors: Vacancies on the Board shall be filled by a majority of the remaining members of the Board even though that may be less than a quorum. Each person elected shall serve as Director until a successor is selected by the shareholders at the next annual meeting or at a special meeting called for that purpose.

VI	CORPORATE RECORDS

6.01 Location: At the principal office of the corporation or at the office of the corporate attorney there shall be kept: either an original or duplicate record of the proceedings of the shareholders and the Board; the By-Laws; the names and addresses of the shareholders; a record of the numbers of classes of shares held by each shareholder the number and date of the certificates issued for the shares; and the number and date of cancellation of every certificate surrendered for cancellation.

6.02 Examination by Shareholders: Every shareholder shall have a right to examine in person or by his agent or attorney at any reasonable time during regular business hours for any reasonable purpose the share register, books of account, records of the proceedings of the shareholders and the Board, and to make extracts from them.

VII	CAPITAL STOCK

7.01 Share Certificates: The share certificates of the corporation shall be numbered and notes of the corporation shall be signed by the officer or officers designated by the Board.

8.02 Fiscal Year: The fiscal year of the corporation shall end the date designated by the Board.

8.03 Form and Service of Written Notice: Whenever written notice is required to be given to any person, it may be given to that person personally, by sending a copy through the mail or by fax or telegram charges prepaid to the address appearing on the books of the corporation.

If the notice is sent by mail, fax or telegram, it shall be deemed to be given to the person entitled to it when deposited in the U.S. Mail or placed for transmission to the person. The notice shall specify the place, day and hour of the meeting and for a special meeting, the subject of the meeting.

8.04 Waiver of Notice: Whenever any written notice is required by statute or by the Articles or By-Laws of this corporation a waiver in writing signed by the person or persons entitled to the notice before or after the time stated shall be deemed the equivalent to the giving of the notice.

Except for a special meeting the waiver need not state the subject of the meeting.

Attendance at a meeting by a person or by a proxy constitutes a waiver of notice of that meeting except to a person may attend a meeting specifically to object to the transaction of business in a meeting alleged not to be lawfully called or convened.

No call or notice of a meeting of the Board will be necessary if it is waived by each of the Directors in writing or by attendance. Any meeting when properly called and noticed after a quorum is formed may be adjourned to another time and place by a majority of those in attendance.

IX	SEAL

9.01 The Board may provide a corporate seal which shall be circular in form and shall have inscribed on it the name of the corporation, the state of incorporation, the year of incorporation and the words “Corporate Seal.”

X	AMENDMENTS

10.01 These By-Laws may be altered, amended or repealed at any regular or special meeting of shareholders by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the shares issued and outstanding, if notice of the proposed change is contained in the notice of the meeting.

By-Laws of Southwest Ambulance of Casa Grande, Inc.

SIGNED AND APPROVED this 17th day of March 1992.

Secretary

APPROVED:

Chairman